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                                                                    Exhibit 10.1


                          RELIANCE GROUP HOLDINGS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                                February 7, 1997


         The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of Reliance Group Holdings, Inc.
(the "Company") and certain of its subsidiaries with convenient opportunities to purchase shares of the Company's common stock, par value $.10 per share (the "Common Stock"), commencing on May 5,
1997. The aggregate number of shares of Common Stock which may be issued under the Plan shall be Ten Million (10,000,000) shares, subject to adjustment as provided in Section 16 hereof.

         1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make, amend and rescind rules and regulations for the administration of the Plan (except as otherwise provided in Section 2 below) and its interpretation and decisions with regard thereto shall be final and conclusive. The Plan will be administered at the Company's expense.

         2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"). All employees of the Company, including directors of the Company who are also employees of the Company, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Chairman of the Board of the Company from time to time (a "Designated
Subsidiary;" provided that such term shall not include any company which is not a subsidiary of the Company on the Exercise Date (as defined in Section 10)), are eligible to participate in any one or more of the offerings of Options (as defined in Section 10) to purchase Common Stock under the Plan; provided that:

              (a) such employees are customarily employed by the Company or a Designated Subsidiary for more than 20 hours per week and for more than five months per calendar year;


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                                                                    Exhibit 10.1

                  (b) such employees have been employed by the Company or a Designated Subsidiary for at least six (6) continuous months prior to enrolling in the Plan; and

                  (c) such employees are employees of the Company or a Designated Subsidiary on the first day of the applicable
         Offering Period (as defined below);

and provided further that, no employee may be granted an Option (as defined in Section 10) hereunder if such employee, immediately after the option is granted, would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase under outstanding stock options shall be treated as stock owned by the employee.

         3. Offerings. The Company will make one or more offerings ("Offerings") to eligible employees to purchase Common Stock under the Plan. Offerings will begin May 5, 1997 or on such later date as the Committee shall determine, with respect to the 1997 calendar year (the "Initial Year"), and each January 1st thereafter (the "Offering Commencement Date"). Each Offering Commencement Date will begin a calendar year period (an "Offering Period") during which payroll deductions will be made and held for the purchase of Common
Stock at the end of the Offering Period; provided, however, that with respect to the Initial Year, the period commencing on May 5, 1997 (or such later date as the Committee shall determine) and ending on December 31, 1997 shall constitute the Offering Period.

         4. Participation. An employee eligible on, or who will be eligible as of, the Offering Commencement Date of any Offering
Period may participate in such Offering by completing and forwarding a payroll deduction authorization form ("Payroll Form") to the employee's appropriate payroll office no later than April 22, 1997, in the case of the Offering Period for the Initial Year, and no later than December 1, for each subsequent Offering Period. The
Payroll Form will authorize a regular payroll deduction from the Compensation (as defined below) received by the employee during the Offering Period in the amounts permitted by Section 5 below.
Subject to limitations contained in clause (a) of Section 5 hereof, unless an employee files a new Payroll Form, withdraws from the Plan or ceases to be eligible to participate in the Plan, such employee's deductions and purchases will continue at the rate specified in such employee's Payroll Form for future Offerings under the Plan for as long as the Plan remains in effect.

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                                                                    Exhibit 10.1


         The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses (such as relocation allowances for travel expenses), income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax
Withholding Statement, but including, the amount of pre-tax contributions, if any, authorized by the employee under any plan maintained by the Company or the Designated Subsidiary that qualifies under Section 401(k) or Section 125 of the Code.

         5. Deductions. (a) With respect to any Offering, an employee may authorize a payroll deduction in a fixed dollar amount per pay period; provided that (i) an employee's aggregate payroll deductions during any Offering Period cannot exceed 15% of such employee's annualized Compensation (rounded to the next highest whole dollar amount), and (ii) an employee's maximum aggregate payroll deductions with respect to any Offering Period may not exceed $21,250. The employee's fixed dollar payroll deduction shall be indicated on the employee's Payroll Form.

                  (b) Contributions to the Plan may be made only by means of payroll deductions. Accordingly, an employee who is on an unpaid leave from the Company or any Designated Subsidiary (whether pursuant to a disability leave, a leave of absence or otherwise) at any time during an Offering Period (including on the Offering
Commencement Date) but who is eligible to participate in the Plan on the Offering Commencement Date of any Offering and has completed and forwarded the Payroll Form in accordance with Section 4 hereof will be entitled to participate in such Offering; provided, however, that such employee will not be entitled to make contributions to the Plan at any time during such unpaid leave from the Company or a Designated Subsidiary and will be entitled to make contributions to the Plan by means of payroll deductions once his or her pay from the Company or a Designated Subsidiary is resumed.

                  (c) No employee may be granted an Option (as defined in Section 10) which permits such employee the right to purchase Common Stock under the Plan and any other stock purchase plan of the Company and its subsidiaries, taken together, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined on the Offering Commencement Date of the Offering Period or the nearest prior business day) for each calendar year in which the Option is outstanding at any time.

         6. Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Offering

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                                                                    Exhibit 10.1

Period by filing a new Payroll Form. However, an employee may not increase his or her payroll deduction during an Offering Period. If an employee elects to discontinue his or her payroll deductions during an Offering Period, but does not elect to withdraw his or her funds pursuant to Section 9 hereof, funds deducted prior to such employee's election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined in Section 10).

         7.       Accounts.         The Board or the Committee shall appoint a
custodian, which may be the Company or an affiliate of the Company
(the "Custodian"), to maintain an account for each employee in the Plan (the "Account"), which Account shall reflect, at any time, the number of shares of Common Stock theretofore purchased under the Plan by such employee. Each employee who is a participant in the Plan shall receive a statement as soon as practicable after the end of each Offering Period reflecting the purchases for such employee's
Account under the Plan through the end of such Offering Period.

         8. Interest. Interest will not be paid on (a) any payroll deductions, except to the extent that the Board or the Committee, in its sole discretion, elects to credit such payroll deductions with interest at such per annum rate as it may from time to time determine, or (b) any amounts which are returned to the employee because such employee's payroll deductions exceeded 15% of such employee's Compensation.

         9. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in an Offering
Period, and for any reason, permanently withdraw all amounts theretofore deducted from such employee's compensation (without interest thereon) and thereby withdraw from participation in an Offering (a "Withdrawal"). Partial withdrawals are not permitted.
Notice of any withdrawal, on forms approved by the Company, must be received by the Company prior to 5:00 p. m., Eastern Time, on the last business day in an Offering Period. In the event of a Withdrawal, the employee may not resume participation in the Plan during the remainder of the Offering Period during which such Withdrawal occurred. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

         10. Purchase of Shares. (a) On the Offering Commencement Date of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an option
("Option") to purchase on the last business day of such Offering
Period (the "Exercise Date") (provided that such employee is an employee of the Company or any of its Designated Subsidiaries on the Exercise Date, or on any date which is within 45 days prior to the

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                                                                    Exhibit 10.1

Exercise Date), at the option price hereinafter provided, such number of whole and fractional shares of Common Stock of the Company reserved for purposes of the Plan as does not exceed two hundred percent (200%) of the number of shares determined by dividing (i) the aggregate payroll deductions authorized by the employee on the Payroll Form with respect to the Offering Period, by (ii) 85% of the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is no longer listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed) on the Offering Commencement Date of the Offering Period or the nearest prior business day (subject to the limitations set forth herein pursuant to Section 423 of the Code).

                  (b) The purchase price for each share purchased (the "Option Price") by an employee will equal 85% of the closing price of the Common Stock on the New York Stock Exchange (or, if the
Common Stock is no longer listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is listed) on (i) the Offering Commencement Date of the Offering Period or the nearest prior business day or (ii) the Exercise Date, whichever closing price shall be less. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (i) and (ii) above shall be the reported price for the next preceding day on which sales were made.

                  (c)  Each employee who (i) has not made a Withdrawal and
(ii) was an employee of the Company or a Designated Subsidiary within 45 days prior to the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole and fractional shares of Common Stock reserved for the purpose of the Plan that such employee's accumulated payroll deductions on such date will pay for as determined by the Option Price set forth in paragraph (b) above (but not in excess of the maximum number determined in the manner set forth in paragraph (a) above).

         11. Issuance of Certificates. After an employee or Plan participant has held shares of Common Stock purchased under the Plan for two years from the date of grant of the Option to purchase such shares, the employee or Plan participant may request from the Company a certificate (or certificates) representing such shares. Certificates may be issued only in the name of the employee or Plan participant, or in the name of the employee or Plan participant and another person of legal age as joint tenants with rights of survivorship.

         12. Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee's termination of employment

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                                                                    Exhibit 10.1

prior to the last business day of an Offering Period, no further payroll deductions shall be taken from any pay due and owing to an employee and, unless such event has occurred within 45 days prior to the Exercise Date, the amount of all payroll deductions thereto made by employee shall be paid to the employee (without interest) or, in the event of the employee's death, (a) to a beneficiary previously designated by the employee or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. Any shares in the employee's Account shall be delivered by the Custodian to the employee or his or her legal representative as soon as practicable following such termination. If, (i) prior to the last business day of the Offering Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, or (ii) the employee is not an employee of the Company or any of its Designated Subsidiaries on any date which is 45 days prior to the Exercise Date, in any such case the employee shall be deemed to have terminated employment for the purposes of the Plan.

         13. Optionees Not Stockholders. Neither the granting of an Option to an employee nor deductions from such employee's pay shall render such employee a stockholder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to such employee.

         14. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

         15. Application of Funds. All funds received by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

         16. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section
10, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common
Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.


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                                                                    Exhibit 10.1

         17. Adjustments. In the event of any change (through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchanges of shares or otherwise) in the character or amount of the Common Stock (or any other transaction described in Section 424 (a) of the Code) after any Option is granted hereunder and prior to the exercise thereof, the Option, to the extent that it has not been exercised, shall entitle the holder to such number and kind of securities as such holder would have been entitled to had such holder actually owned the stock subject to the Option at the time of the occurrence of such change, with any such adjustment and adjustment in the exercise price of the Option to be made in accordance with Section 424(a) of the Code. If any such event should occur, the number of shares subject to Options which are authorized to be issued hereunder, but which have not been issued, shall be similarly adjusted. If any other event shall occur, prior to the exercise of an Option granted hereunder, which shall increase or decrease the amount of Common Stock outstanding and which the Board or the Committee, in its sole discretion, shall determine equitably requires an adjustment in the number of shares which the holder of such Option should be permitted to acquire, such adjustment as the Board or the Committee shall determine may be made, and when so made shall be effective and binding for all purposes of this Plan.

         18. Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

         19. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the Board or the Committee will allot, in such manner as it may determine (provided that all employees granted options under the Plan shall have the same rights and privileges with respect thereto), the shares of Common Stock then available.

         20. Termination of the Plan. The Plan may be terminated at any time by the Board; provided that such termination will not apply to then outstanding Options.

         21. Governmental Regulations. (a) The Company's obligation to sell and deliver Common Stock under the Plan is subject to listing of the Common Stock on a national stock exchange or

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                                                                    Exhibit 10.1

quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance, or sale of the Common Stock.

                  (b) The Plan shall be governed by New York law, except to the extent that such law is preempted by federal law.

                  (c) The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act and Section 423 of the Code. Any provision inconsistent with such rule or such Section shall to that extent be inoperative and shall not affect the validity of the Plan.

         22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, from any combination of the foregoing or from any other proper source.

         23. Window Periods. Dispositions of shares purchased under the Plan may be made only during the following specified window periods: February 20 through March 5, May 5 through May 20, August
5 through August 20 and November 5 through November 20. No dispositions may be made after 5:00 p.m. (Eastern Time) on the last business day of each window period.

         24. Notification upon Sale of Shares. Each employee agrees by entering the Plan to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased. If an employee or Plan participant disposes of any shares of Common Stock purchased under the Plan within two years after the date of grant of the Option to purchase such shares (a "Disqualifying Disposition"), the Disqualifying Disposition shall be made only through the brokerage facilities provided by the Plan.

         25. Effective Date and Approval of Shareholders. The Plan shall take effect on February 7, 1997, subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board; provided that, if approval of the Company's shareholders is not received prior to twelve months of the adoption of the Plan by the Board, no shares of Common Stock shall be purchased under the Plan and all amounts deducted from participants' Compensation during the Initial Offering Period under the Plan shall be returned as promptly as practicable thereafter, without interest.

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